EXHIBIT 5.1

WALKERS
Attorneys-at-Law

P.O. Box 265GT, Walker House,
Grand Cayman, Cayman Islands
Tel. (345) 949-0100               Fax: (345) 949-7886
Email: info@walkers.com.ky

May 13, 2004

Transocean Inc.
4 Greenway Plaza
Houston
Texas 77045
United States of America

Gentlemen,

VALIDITY OF ISSUE OF ORDINARY SHARES OF TRANSOCEAN INC., A CAYMAN ISLANDS EXEMPTED COMPANY.

We have acted as special Cayman Islands counsel to Transocean Inc., a Cayman Islands company (“TRANSOCEAN”), in connection with a reservation of Transocean ordinary shares, of a par or nominal value of US$0.01 per share (“ORDINARY SHARES”), to be issued under the terms of its Long-Term Incentive Plan, as amended and restated effective February 12, 2004 (the “LTIP”). Under the amendment to the LTIP, Transocean reserved an additional 4,000,000 Ordinary Shares for issuance.

We have been asked to provide this legal opinion to you in connection with Transocean’s filing of a Registration Statements on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares issuable under the LTIP.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

When issued and sold pursuant to the provisions of the LTIP, the Ordinary Shares will be recognized as having been duly authorised, and validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 that is referred to herein. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully,

/s/ WALKERS

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Memorandum and Articles of Association of Transocean.

2.	A secretary’s certificate of Transocean dated 12 May 2004 (the “Secretary’s Certificate”) attaching copies of resolutions adopted by the Board of Directors of Transocean on February 12, 2004.

3.	Such other documents as we have considered necessary for the purposes of rendering this opinion.

The document at paragraph 2 above is referred to in this opinion as the “RESOLUTION”.

SCHEDULE 2

ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1.	All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2.	The minute book, statutory registers and corporate records of the Company (including its Certificate of Incorporation and Memorandum and Articles of Association) examined by us on 13 May 2004 at its registered office are complete and accurate and constitute a complete and accurate record of the business transacted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.	The Secretary’s Certificate is true, accurate and correct in relation to all the matters set out therein.

4.	From the date of the Resolution, no corporate or other action has been taken by Transocean to amend, alter or repeal the Resolution.